AMENDMENT TO
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT (this “Amendment”), dated as of the 31st day of August, 2011, is entered into by and between Litman Gregory Funds Trust f/k/a The Masters’ Select Funds Trust, a Delaware statutory trust (the “Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS,” and together with the Trust, the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the Amended and Restated Fund Administration Servicing Agreement, dated as of May 28, 2003, as amended June 8, 2006, February 2, 2007, and June 4, 2009 (the “Agreement”);

WHEREAS, the Trust has recently changed its name from The Masters’ Select Funds Trust to Litman Gregory Funds Trust;

WHEREAS, the Trust has established a new series, Litman Gregory Masters Alternative Strategies Fund (the “Fund”);

WHEREAS, the Trust desires to retain USBFS, and USBFS desires, to provide fund administration services for the Fund;

WHEREAS, the Parties desire to amend the Agreement to reflect the aforementioned changes; and

WHEREAS, Section 6 of the Agreement allows the Agreement to be amended by a mutual written consent of the Parties.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	All references to “The Masters’ Select Funds Trust” in the Agreement are hereby replaced with “Litman Gregory Funds Trust.”

2.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

3.	Except to the extent expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed on one or more counterparts as of the date and year first written above.

LITMAN GREGORY FUNDS TRUST                                                                           U.S. BANCORP FUND SERVICES, LLC

By: ______________________________                                                                           By: ________________________________

Name:____________________________                                                                           Name: Michael R. McVoy

Title: ____________________________                                                            Title: Executive Vice President

Exhibit A
to the
Amended and Restated Fund Administration Servicing Agreement

Name of Series
Litman Gregory Masters Equity Fund
Litman Gregory Masters International Fund
Litman Gregory Masters Value Fund
Litman Gregory Masters Smaller Companies Fund
Litman Gregory Masters Focused Opportunities Fund
Litman Gregory Masters Alternative Strategies Fund